Exhibit 99.1
DSW Inc. Completes Merger with Retail Ventures, Inc.
COLUMBUS, Ohio, May 26, 2011 — DSW Inc. (NYSE: DSW), a leading branded footwear specialty retailer, announced today the completion of the previously-announced merger between its largest shareholder, Retail Ventures, Inc. (NYSE: RVI), and a wholly owned subsidiary of DSW.
On February 8, 2011, DSW and Retail Ventures, Inc. announced the two companies had signed a definitive merger agreement providing for RVI to become a wholly-owned subsidiary of DSW in an exchange of shares at an exchange ratio of 0.435 DSW shares per RVI share. The merger was approved by DSW and RVI shareholders on May 19, 2011. As a result of the closing of the merger, Retail Ventures common shares have ceased trading on, and are being delisted from, the New York Stock Exchange. Additionally, after completion of the transaction, prior period financial information presented in the DSW consolidated financial statements will generally reflect the historical activity of RVI. For more information, please refer to the Form 8-K filed on May 26, 2011, which can be found on the Investor Relations portion of DSW’s website at www.dswinc.com.
“The completion of our merger with RVI represents a milestone for our Company and brings a number of expected benefits to DSW, including a simplified corporate structure and a significant increase in our public float,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc. “As we look ahead, our strategies remain unchanged. We will continue to execute the strategies that led to our strong performance in fiscal 2010 and the first quarter of 2011. We remain confident that our differentiated operating model, growing national awareness of the DSW brand, and the focused execution of our growth initiatives have us positioned to sustain our current performance momentum.”
About DSW Inc.
DSW Inc. is a leading branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men, as well as accessories. As of April 30, 2011, DSW operated 318 stores in 39 states and operated an e-commerce site, www.dsw.com. DSW also supplied footwear to 352 leased locations in the United States. For store locations and additional information about DSW, http://www.dswinc.com/.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our “Outlook,” are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; disruption of our distribution operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; risks related to our cash and investments; RVI’s lease of an office facility; and risks related to the merger of DSW and RVI. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: DSW Inc.
Company Contact:
DSW Inc.
Jennie Wilson
Senior Vice President Finance & Controller
(855) 893-5691
Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113

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